UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

☒    Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Independent Accountant Previously Engaged as Principal Accountant.

(i) On August 20, 2012, the Audit Committee of the Board of Directors of Northwest Pipe Company (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte and Touche”) as the Company’s independent registered public accounting firm.

(ii) The report of Deloitte & Touche on the consolidated financial statements of the Company for the fiscal years ended December 31, 2011 and 2010 did not contain any disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report included an explanatory paragraph with respect to the restatement of the Company’s consolidated financial statements as of December 31, 2010 and for the fiscal years ended December 31, 2010 and 2009. The report of Deloitte & Touche on the consolidated financial statements of the Company for the fiscal years ended December 31, 2010 and 2009 did not contain any disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The reports of Deloitte & Touche on the Company’s internal control over financial reporting based on their audits for the fiscal years ended December 31, 2011 and December 31, 2010 contained adverse opinions due to material weaknesses.

(iii) The decision to change independent public accountants was considered and approved by the Audit Committee of the Company’s Board of Directors.

(iv) During the fiscal years ended December 31, 2011 and 2010 and through August 20, 2012, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference thereto in their reports on the financial statements for such years.

(v) During the fiscal years ended December 31, 2011 and 2010, and through August 20, 2012, there were no reportable events within the meaning of Item 304(a)(1)(v) of Registration S-K, except for the material weaknesses in internal control over financial reporting described below, which resulted in the expansion of the scope of the audits.

•

In its Annual Report on Form 10-K for the year ended December 31, 2011, filed April 27, 2012, the Company reported material weaknesses in the Company’s internal control over financial reporting as follows: several of the Company’s review controls were not designed to operate at a sufficiently precise level, and the Company’s monitoring process did not identify these deficiencies; the Company’s review controls for its computation of revenue recognized on the percentage-of-completion method did not evaluate the accuracy of certain key inputs to the revenue recognition model; the Company’s review controls for existence and completeness of inventory did not operate effectively which could result in a misstatement of inventories and cost of sales; control activities related to the reviews which were recently established to periodically assess useful lives, units of production and the existence of the Company’s property and equipment did not operate for a sufficient period of time to be able to conclude whether they were operating effectively; and the Company’s control activities related to the accounting for complex or non-routine transactions did not operate effectively.

•

In its Annual Report on Form 10-K for the year ended December 31, 2010, filed March 22, 2011, the Company reported material weaknesses in the Company’s internal control over financial reporting as follows: ineffective control environment, as evidenced by an insufficient number of personnel with an appropriate level of GAAP knowledge and experience or ongoing training in the application of GAAP commensurate with the Company’s financial reporting requirements, including an insufficient number of personnel appropriately qualified to perform an appropriately detailed review of the accounting for non-routine transactions; lack of effective controls to ensure regular validation of management assumptions used in accounting estimates; ineffective controls over spreadsheets; and lack of effective controls to ensure timely internal notification of business transactions and decisions requiring accounting entries.

The Audit Committee and management have discussed the material weaknesses in internal control described above with Deloitte & Touche and have authorized Deloitte & Touche to respond fully to any inquiries about the Company’s material weaknesses over financial reporting as may be made by the Company’s successor independent registered public accounting firm.

The Company has provided Deloitte & Touche with a copy of the foregoing disclosure and requested that Deloitte & Touche furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agrees with the statements made in the foregoing disclosure. A copy of Deloitte & Touche’s letter, dated September 5, 2012, is filed herewith as Exhibit 16.1.

(b) Appointment of Independent Accountant as Principal Accountant.

Effective as of August 20, 2012, the Audit Committee of the Board of Directors of the Company engaged PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2012.

During the years ended December 31, 2011 and December 31, 2010, and from January 1, 2012 through August 20, 2012, the Company did not consult PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed as part of this report:

16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated September 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 5, 2012.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer